UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2015

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	26-2018846
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Dollar Tree, Inc. (the “Company”) provides the following update on the Federal Trade Commission’s (the “FTC”) review process of the Company’s pending acquisition (the “Acquisition”) of Family Dollar Stores, Inc. (“Family Dollar”). As of April 1, 2015, the FTC’s staff has substantially completed its review and identified approximately 340 stores for divestiture, representing approximately $47.4 million of operating income. The Company expects that all or almost all of the stores that will be divested will be Family Dollar stores. The Company continues to make progress with divestiture buyers and has received multiple indications of interest from buyers, each of whom intend to operate these divested locations as dollar stores to address the FTC's concerns. The Company is working to finalize divestiture agreement(s) with the selected bidder(s) in April 2015 and in parallel to secure FTC approval. The Company intends to close the proposed merger in May 2015, but this timing is subject to certain factors beyond the Company’s control, including FTC approval.
The information contained in this item 7.01 is being furnished to the Securities and Exchange Commission. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and information about our current and future prospects and our operations and financial results are based on currently available information. Various risks, uncertainties and other factors could cause actual future results and financial performance to vary significantly from those anticipated in such statements. The forward looking statements contained herein include assumptions about our operations, such as cost controls and market conditions, and certain plans, activities or events which we expect will or may occur in the future and relate to, among other things, the business combination transaction involving Dollar Tree and Family Dollar, the financing of the pending transaction, the benefits, results, effects, timing and certainty of the proposed transaction, future financial and operating results, expectations concerning the antitrust review process for the pending transaction and the combined company’s plans, objectives, expectations (financial or otherwise) and intentions.

Risks and uncertainties related to the pending acquisition and the financing thereof include, among others: the risk that regulatory approvals and divestiture agreement(s) required for the pending acquisition are not obtained on the proposed terms and schedule, including in respect of anticipated divestitures, or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the pending acquisition are not satisfied; the risk that the financing required to fund the transaction is not obtained, or is obtained on terms other than those previously disclosed; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the pending acquisition; uncertainties as to the timing of the pending acquisition; competitive responses to the pending acquisition; response by activist stockholders to the pending acquisition; costs and difficulties related to the integration of Family Dollar’s business and operations with Dollar Tree’s business and operations; the inability to obtain, or delays in obtaining, the cost savings and synergies contemplated by the pending acquisition; uncertainty of the expected financial performance of the combined company following completion of the pending transaction; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the pending transaction and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; unexpected costs, charges or expenses resulting from the pending acquisition; litigation relating to the pending acquisition; the outcome of pending or potential litigation or governmental investigations; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. Consequently, all of the forward-looking statements made by Dollar Tree, in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “A Warning About Forward-Looking Statements” and “Risk Factors” in Dollar Tree’s

Annual Report on Form 10-K for the fiscal year ended January 31, 2015, and other reports filed by Dollar Tree with the SEC, which are available at the SEC’s website http://www.sec.gov.

Please read our “Risk Factors” and other cautionary statements contained in these filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Dollar Tree undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. As a result of these risks and others, actual results could vary significantly from those anticipated herein, and our financial condition and results of operations could be materially adversely affected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: April 7, 2015	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer